UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

June 6, 2008

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Material Compensatory Plans, Contracts or Arrangements

2008 Performance Bonus Program

On June 6, 2008, the Board of Directors (the “Board”) of PDL BioPharma, Inc. (the “Company”) approved a performance-based bonus program for calendar year 2008 (the “2008 Performance Program”) pursuant to which eligible employees, including officers of the Company, may receive cash bonuses for the successful achievement of certain goals of the Company during 2008. The primary goal categories under the 2008 Performance Program and their respective weighting are:

Category	Weighting

Goals related to restructuring, financial objectives and strategic transactions	30%

Clinical development goals	30%

Research and discovery goals	20%

Collaboration related goals	20%

Total:	100%

The extent to which we successfully achieve our goals, as determined by our Board, will determine the amount of the bonus pool under the 2008 Performance Program, subject to the exercise of the discretion of our Board to increase, decrease or eliminate the bonus pool under the 2008 Performance Program.

The bonus pool will be allocated among eligible employees based on each eligible employee’s target bonus, which is equal to a percentage of the employee’s annual base salary and depends on the salary grade of the employee, and the eligible employee’s individual performance.

All of our employees, other than interns and employees hired after September 30, 2008, are eligible to participate in the 2008 Performance Program, provided that they work 20 hours or more per week. Eligible employees who are assigned to regularly work a schedule of less than 40 hours per week but more than 20 hours per week would be entitled to a pro rated portion, based on their work schedule but excluding overtime hours, of the amount of bonus to which they would otherwise receive. Eligible employees that start after January 31, 2008 and before October 1, 2008 would be entitled to a pro rated portion of the amount of bonus which they would otherwise receive. In order to receive any bonus that may be paid out under the 2008 Performance Program, eligible employees must also continue to be employed by the Company at the time we pay bonuses, if any, which we expect would occur in early 2009. Notwithstanding the foregoing, transitional employees whose employment we terminate on or after July 1, 2008 will be eligible to participate in the 2008 Performance Program even if they are not employed by the Company at the time we pay bonuses under the 2008 Performance Program. These transitional employees would be eligible to receive a pro-rated portion of the bonus they would have otherwise been eligible for had we not terminated them prior to the time we pay bonuses.  The pro-ration would be based on the number of whole months of the transitional employee's service to the Company in 2008, rounded up to the nearest whole month.

Our Board reserves the right, exercisable at its discretion, to increase, decrease or eliminate the bonuses that could be paid under the 2008 Performance Program and to amend or terminate the 2008 Performance Program at any time.

The amounts payable to the named executive officers under the 2008 Performance Program are not yet determinable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 12, 2008

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer